Exhibit 23.2

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-296284) and to the incorporation by reference therein of our report dated November 14, 2025, relating to the consolidated financial statements of Interactions Corporation as of and for the year ended December 31, 2024 included in the Current Report on Form 8-K/A of SoundHound AI, Inc., filed with the Securities and Exchange Commission on November 14, 2025.

/s/ Ernst & Young LLP

July 2, 2026